EXHIBIT 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY REPORTS 8% INCREASE IN HOLIDAY PERIOD SALES;
MANAGEMENT UPDATES GUIDANCE FOR FISCAL 2017
AND PROVIDES PRELIMINARY OUTLOOK FOR FISCAL 2018

New York, N.Y., January 17, 2018 - Tiffany & Co. (NYSE: TIF) today reported that its worldwide net sales increased 8% to $1.05 billion in the two months (“holiday period”) ended December 31, 2017 due to growth across regions and product categories, and comparable store sales rose 5%. On a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see “Non-GAAP Measures”), worldwide net sales rose 6% with comparable store sales up 3%. Results in the holiday period have led management to increase its net earnings guidance (which does not incorporate effects that are expected to result from recent revisions to the U.S. tax code, as discussed in more detail below) for the year ending January 31, 2018 (“fiscal 2017”). Management is also introducing a preliminary earnings outlook for fiscal 2018.

Alessandro Bogliolo, Chief Executive Officer, said, “We were pleased with the improvement in sales during the holiday period across regions and categories, both instore and online. While our major Fashion Jewelry collections continued to perform well, customers were equally excited about our Fine Jewelry, our Watches and our new Home and Accessories collection. Some exceptional High Jewelry creations further contributed to the sales performance. This recent return to growth in worldwide comparable store sales, fueled by a substantial improvement in the Americas and Asia Pacific, is consistent with our commitment to generate solid and sustainable growth in sales, operating margin and earnings that is at least comparable to our industry peers over the long-term.”

He added, “However, while we are encouraged with the holiday sales results, we believe that the preceding negative comparable store sales trend can only be reversed on a sustainable basis by continuing to evolve our product offerings and customer experience and also by stepping up certain strategic spending in our business, all of which is reflected in our preliminary 2018 plans and earnings outlook. Nonetheless, our holiday period results confirm that the TIFFANY & CO. brand is strong, and we are excited about our numerous long-term global opportunities to capitalize on that strength.”

Net sales by region and product categories in the holiday period were as follows:

•
In the Americas, total sales increased 7% to $516 million and comparable store sales rose 6%. Management noted varying degrees of growth across most of the U.S., Canada and Latin America with higher spending attributed primarily to local customers. On a constant-exchange-rate basis, there was a 6% increase in both total sales and comparable store sales.

•
In the Asia-Pacific region, total sales increased 16% to $232 million, due to a 7% increase in comparable store sales, new store openings and an increase in wholesale sales. Management attributed retail sales growth primarily to higher spending by local customers, and particularly noted growth in mainland China, Hong Kong and Korea. On a constant-exchange-rate basis, total sales and comparable store sales increased 13% and 4%, respectively.

•
In Japan, total sales increased 1% to $145 million and comparable store sales were unchanged. Management noted a difficult comparison to exceptionally strong growth in spending attributed to local customers in last year’s holiday period. There was no currency translation effect on sales.

•
In Europe, total sales rose 14% to $136 million, reflecting the opening of new stores (some of which management believes had negative effects on existing store sales in those markets), and comparable store sales rose 2%. Management noted varying performance across the region with overall sales growth attributed to higher local customer spending. On a constant-exchange-rate basis, total sales increased 5% and comparable store sales declined 7%.

•	Other total sales declined 10% to $18 million; a 14% increase in comparable store sales was offset by a decline in wholesale sales of diamonds.

•
At December 31, 2017, the Company operated 316 stores (125 in the Americas, 87 in Asia-Pacific, 54 in Japan, 46 in Europe, and four in the UAE), versus 314 stores a year ago (125 in the Americas, 86 in Asia-Pacific, 55 in Japan, 43 in Europe, and five in the UAE).

•
Sales results across product categories ranged from the strongest growth in the High, Fine and Solitaire and the Fashion jewelry categories, to fractional growth in the Engagement Jewelry and Wedding Bands category.

Fiscal 2017 Outlook:
Management’s outlook for fiscal 2017 now calls for: (i) worldwide net sales increasing over the prior year by approximately 4% as reported and on a constant-exchange-rate basis and (ii) net earnings per diluted share increasing by a double-digit percentage over 2016’s net earnings per diluted share of $3.55 and by at least a high-single-digit percentage over 2016’s net earnings per diluted share (excluding charges) of $3.75 (see “Non-GAAP Measures”). These earnings expectations do not incorporate the effect of recent revisions to the U.S. tax code, including certain charges that management expects to record in the fourth quarter ending January 31, 2018. These revisions to the U.S. tax code will, among other effects, require the Company to re-measure its deferred tax assets, as well as incur a tax on foreign earnings deemed to be repatriated. Management currently estimates that such re-measurement and such deemed repatriation tax will result in aggregate charges of $115-$165 million in the quarter ending January 31, 2018. The actual amount of the re-measurement and deemed repatriation tax may differ from this estimate due to, among other factors, a change in interpretations of the applicable revisions to the U.S. tax code, changes in assumptions made in developing these estimates, as well as regulatory guidance that may be issued with respect to the applicable revisions to the U.S. tax code.

Management’s sales and earnings expectations, referenced above, are approximations and are based on the Company’s plans and assumptions for the full year, including: (i) worldwide gross retail square footage increasing 2%, net through nine store openings, seven relocations and seven closings; (ii) operating margin above the prior year as reported and also when excluding prior year charges (see “Non-GAAP Measures”); (iii) interest and other expenses, net of $35-$37 million; (iv) an effective income tax rate of approximately 33%, which does not incorporate the above-mentioned tax code-related effects; (v) no meaningful effect in fiscal 2017 from the U.S. dollar versus foreign currencies on a year-over-year basis; and (vi) minimal benefit to net earnings per diluted share from share repurchases.

Management also expects for fiscal 2017: (i) net cash provided by operating activities of at least $735 million and (ii) free cash flow (see “Non-GAAP Measures”) of more than $500 million. These expectations are approximations and are based on the Company’s plans and assumptions, including: (i) net inventories increasing at approximately the same rate as sales growth, (ii) capital expenditures of $235 million and (iii) net earnings in line with management’s expectations, as described above.

Fiscal 2018 Preliminary Outlook:
Management’s preliminary view for fiscal 2018 calls for a mid-single-digit percentage increase in worldwide sales. Management also anticipates increased levels of spending in a number of areas, including technology, marketing communications, visual merchandising, digital, and store presentations, which it believes are necessary to achieve its longer term sales, margin and earnings growth objectives. As a result, management expects net earnings per diluted share to be flat to slightly down from the forecasted 2017 net earnings per diluted share noted in clause (ii) of the first paragraph set forth in “Fiscal 2017 Outlook” (which, for both years, does not include any effect from the recent tax code revisions). However, net earnings per diluted share in fiscal 2018 is expected to benefit, in an amount yet to be determined, from an expected lower effective income tax rate resulting from the recent revisions to the U.S. tax code. Management will provide additional information regarding its Fiscal 2018 outlook when it reports full year results in March.

Next Scheduled Announcement:
The Company expects to report its fourth quarter and full year financial results on March 16, 2018, before the market opens, and will hold a conference call with security analysts, investors and other interested parties following the issuance of a news release. Participating on the conference call will be Alessandro Bogliolo, Chief Executive Officer, Mark Erceg, Executive Vice President and Chief Financial Officer, and Mark Aaron, Vice President-Investor Relations, to review financial results and discuss the Company’s strategies and plans. To be notified of future announcements, please register at http://investor.tiffany.com (“E-Mail Alerts”).

Tiffany is the internationally-renowned jeweler founded in New York in 1837. Through its subsidiaries, Tiffany & Co. manufactures products and operates TIFFANY & CO. retail stores worldwide, and also engages in direct selling through Internet, catalog and business gift operations. Please visit www.tiffany.com for additional information.

Forward-Looking Statements:
The historical trends and results reported in this document should not be considered an indication of future performance. Further, statements contained in this document that are not statements of historical fact, including those that refer to plans, assumptions and expectations for the current fiscal year and future periods, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the statements under “Fiscal 2017 Outlook” and “Fiscal 2018 Preliminary Outlook,” as well as statements that can be identified by the use of words such as ‘expects,’ ‘projects,’ ‘anticipates,’ ‘assumes,’ ‘forecasts,’ ‘plans,’ ‘believes,’ ‘intends,’ ‘estimates,’ ‘pursues,’ ‘scheduled,’ ‘continues,’ ‘outlook,’ ‘may,’ ‘will,’ ‘can,’ ‘should’ and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements we make regarding the Company’s plans, assumptions, expectations, beliefs and objectives with respect to store openings and closings; product introductions; sales; sales growth; sales trends; store traffic; the Company’s strategy and initiatives and the pace of execution thereon; the Company’s objectives to compete in the global luxury market and to improve financial performance; retail prices; gross margin; operating margin; expenses; interest and other expenses, net; effective income tax rate; the nature, amount or scope of charges resulting from recent revisions to the U.S. tax code; net earnings and net earnings per share; share count; inventories; capital expenditures; cash flow; liquidity; currency translation;

macroeconomic conditions; growth opportunities; litigation outcomes and recovery related thereto; contributions to Company pension plans; and certain ongoing or planned real estate, product, marketing, retail, customer experience, manufacturing, supply chain, information systems development, upgrades and replacement, and other operational and strategic initiatives.

These forward-looking statements are based upon the current views and plans of management, speak only as of the date on which they are made and are subject to a number of risks and uncertainties, many of which are outside of our control. Actual results could therefore differ materially from the planned, assumed or expected results expressed in, or implied by, these forward-looking statements. While we cannot predict all of the factors that could form the basis of such differences, key factors include, but are not limited to: global macroeconomic and geopolitical developments; changes in interest and foreign currency rates; changes in taxation policies and regulations (including changes effected by the recent revisions to the U.S. tax code) or changes in the guidance related to, or interpretation of, such policies and regulations; shifting tourism trends; regional instability; violence (including terrorist activities); political activities or events; weather conditions that may affect local and tourist consumer spending; changes in consumer confidence, preferences and shopping patterns, as well as our ability to accurately predict and timely respond to such changes; shifts in the Company’s product and geographic sales mix; variations in the cost and availability of diamonds, gemstones and precious metals; adverse publicity regarding the Company and its products, the Company’s third-party vendors or the diamond or jewelry industry more generally; any non-compliance by third-party vendors or suppliers with the Company’s sourcing and quality standards, codes of conduct, or contractual requirements as well as applicable laws and regulations; changes in our competitive landscape; disruptions impacting the Company’s business and operations; failure to successfully implement or make changes to the Company’s information systems; gains or losses in the trading value of the Company’s stock, which may impact the amount of stock repurchased; and the Company’s ability to successfully control costs and execute on, and achieve the expected benefits from, the operational and strategic initiatives. Developments relating to these and other factors may also warrant changes to the Company’s operating and strategic plans, including with respect to store openings, closings and renovations, capital expenditures, information systems development, inventory management, and continuing execution on, or timing of, the aforementioned initiatives. Such changes could also cause actual results to differ materially from the expected results expressed in, or implied by, the forward-looking statements.

Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” in the Company’s most recent quarterly report on Form 10-Q. Readers of these documents should consider the risks, uncertainties and factors outlined above and in the Form 10-K in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.

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TIFFANY & CO. AND SUBSIDIARIES
(Unaudited)

NON-GAAP MEASURES
The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Internally, management also monitors and measures its performance using certain sales and earnings measures that include or exclude amounts, or are subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure (“non-GAAP financial measures”). The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with useful supplemental information that will allow them to evaluate the Company's operating results using the same measures that management uses to monitor and measure its performance. The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures presented here may not be comparable to similarly-titled measures used by other companies.

Net Sales
The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars (“constant-exchange-rate basis”). Sales on a constant-exchange-rate basis are calculated by taking the current year’s sales in local currencies and translating them into U.S. dollars using the prior year’s foreign currency exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	Two Months Ended December 31, 2017			Eleven Months Ended December 31, 2017
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	8%	2%	6%	4%	—%	4%
Americas	7	1	6	2	—	2
Asia-Pacific	16	3	13	10	1	9
Japan	1	—	1	(2)	(3)	1
Europe	14	9	5	5	1	4
Other	(10)	—	(10)	12	—	12

Comparable Store Sales:
Worldwide	5%	2%	3%	—%	—%	—%
Americas	6	—	6	1	1	—
Asia-Pacific	7	3	4	—	1	(1)
Japan	—	—	—	(1)	(3)	2
Europe	2	9	(7)	(2)	1	(3)
Other	14	—	14	3	—	3

Net Earnings
Internally, management monitors and measures its earnings performance excluding certain items listed below. Management believes excluding such items provides a useful supplemental basis for the assessment of the Company's results relative to the corresponding period in the prior year. The following table reconciles certain GAAP amounts to non-GAAP amounts for the fiscal year ended January 31, 2017:

(in millions, except per share amounts)	GAAP	Impairment charges [a]	Non-GAAP
Year Ended January 31, 2017
SG&A expenses	$1,769.1	$(38.0)	$1,731.1
As a % of sales	44.2%		43.3%
Earnings from operations	721.2	38.0	759.2
As a % of sales	18.0%		19.0%
Provision for income taxes [b]	230.5	14.0	244.5
Net earnings	446.1	24.0	470.1
Diluted earnings per share *	3.55	0.19	3.75
* Amounts may not add due to rounding.

[a]	Expenses associated with the following:

•
$25.4 million of pre-tax expense ($16.0 million after tax expense, or $0.13 per diluted share) associated with an asset impairment charge related to software costs capitalized in connection with the development of a new finished goods inventory management and merchandising information system; and

•
$12.6 million of pre-tax expense ($8.0 million after tax expense, or $0.06 per diluted share) associated with impairment charges related to financing arrangements with diamond mining and exploration companies.

[b]
The income tax effect resulting from the adjustments has been calculated as both current and deferred tax benefit (expense), based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying adjustment.

Free Cash Flow
Internally, management monitors its cash flow on a non-GAAP basis. Free cash flow is calculated by deducting capital expenditures from net cash provided by operating activities. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary purposes after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a useful supplemental basis for assessing the Company’s operating cash flows.

TIF-E